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                                                                  CONFORMED COPY

                       AMENDMENT NO. 1 TO CREDIT AGREEMENT

      AMENDMENT NO. 1 dated as of February 26, 1998 ("Amendment No. 1") to the Credit Agreement dated as of November 3, 1995, as amended and restated as of July 31, 1997 (as further amended from time to time, the "Credit Agreement"), among CEDAR CHEMICAL CORPORATION, a Delaware corporation (with its successors, the "Company"), the lenders listed on the signature pages thereto (together with their successors, the "Lenders") and THE CHASE MANHATTAN BANK, as administrative agent (with its successors in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

      WHEREAS, the parties hereto have heretofore entered into the Credit Agreement; and

      WHEREAS, the Company has asked the Lenders (i) to consent to the termination of the Parent Guaranty dated as of November 3, 1995 of Trans-Resources, Inc. in favor of the Administrative Agent, (ii) to amend the amortization schedule applicable to the Tranche A Term Loans, (iii) to reduce the percentage of Excess Cash Flow (as defined in the Credit Agreement) required to be applied to the prepayment of loans under the Credit Agreement, (iv) to amend the covenant restricting dividend payments, (v) to amend the Fixed Charge Coverage Ratio covenant and (vi) to amend the covenant restricting the amount of capital expenditures, and, subject to the terms and conditions set forth herein, the Lenders are willing to do so;

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

      SECTION 2. Amendment of Section 3.02(b)(i)(F) of the Credit Agreement.
Section 3.02(b)(i)(F) of the Credit Agreement is amended by replacing "75%" with "50%".

      SECTION 3. Amendment of Article 8 of the Credit Agreement. Article 8 of the Credit Agreement is amended by adding the following new Section 8.16 immediately after Section 8.15:


                                     E-10
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            8.16 Year 2000 Issue. Any reprogramming and related testing required to permit the proper functioning of the Company's computer systems (or of computer systems of others used by or interfacing with those of the Company) in and following the year 2000 will be completed prior to July 1, 1999, and the cost to the Company of such reprogramming and testing will not result in a Default or a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, adequate for the conduct of its business.

      SECTION 4. Amendment of Section 9.12(i) of the Credit Agreement. Clause
(i) of Section 9.12 of the Credit Agreement is amended by adding, immediately after the text "minus Capital Expenditures", the following parenthetical:

      (other than Capital Expenditures incurred during fiscal year 1998 in respect of the MAP/MKP Project in an aggregate amount not to exceed the sum of $6,500,000 plus the amount of related capitalized interest expense)

      SECTION 5. Amendment of Section 9.16(x) of the Credit Agreement. Section 9.16(x) of the Credit Agreement is amended by replacing "25%" with "50%".

      SECTION 6. Amendment of Section 9.19(ii) of the Credit Agreement. Clause
(ii) of Section 9.19 of the Credit Agreement is amended by replacing the text immediately prior to the provisos in such clause with the following text: "for the fiscal year 1997, $3,000,000, and for the fiscal year 1998, $9,500,000;".

      SECTION 7. Amendment of Schedule III to the Credit Agreement. Schedule III to the Credit Agreement is amended by (i) replacing the amount of each Tranche A Term Loan Installment set forth in such schedule opposite each Quarterly Date, other than the Quarterly Date falling in October 2001, with "$0.00", and (ii) replacing the amount of the Tranche A Term Loan Installment set forth in such schedule opposite the Quarterly Date falling in October 2001 with "$5,832,161.75".

      SECTION 8. Termination of Parent Guaranty. Each of the Lenders hereby consents to the termination and discharge of the Parent Guaranty and authorizes the Administrative Agent to execute and deliver the Termination of Parent Guaranty substantially in the form of Exhibit A hereto and any and all other documents and agreements necessary or desirable to effect the foregoing termination.

      SECTION 9. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

      SECTION 10. Counterparts; Effectiveness. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 1

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shall become effective on the date (the "Amendment No. 1 Effective Date") on which all of the following conditions precedent shall have been fulfilled to the satisfaction of the Administrative Agent:

     (a) Counterparts. The Administrative Agent shall have received counterparts of this Amendment No. 1 executed and delivered by or on behalf of each of the parties hereto (or, in the case of any Lender as to which the Administrative Agent shall not have received such a counterpart, the Administrative Agent shall have received evidence satisfactory to it of the execution and delivery by such Lender of a counterpart hereof).

     (b) Fees and Expenses. The Company shall have paid to the Administrative Agent, for the account of each Lender, a fee equal to .125% of the sum of the aggregate principal amount of such Lender's Tranche A Term Loans, Tranche B Term Loans and Working Capital Commitments, in each case outstanding under the Credit Agreement immediately prior to the Amendment No. 1 Effective Date; and shall have in addition paid to the Administrative Agent all amounts payable under
Section 12.03 of the Credit Agreement on or before the Amendment No. 1 Effective Date.

     (c) Other Documents. The Administrative Agent shall have received such other documents relating to the transactions contemplated hereby as the Administrative Agent may reasonably request.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

                             CEDAR CHEMICAL CORPORATION

                             By: /s/ John C. Bumpers
                                 -----------------------------------
                                 Title:  Executive Vice President


                             THE CHASE MANHATTAN BANK

                             By: /s/ Robert T. Sacks
                                 -----------------------------------
                                 Title:  Managing Director


                             BANK LEUMI TRUST COMPANY OF NEW YORK

                             By: /s/ Gloria Bucher
                                 -----------------------------------
                                  Title:  First Vice President


                             THE BANK OF NOVA SCOTIA

                             By: /s/ Stephen E. Lockhart
                                 -----------------------------------
                                 Title:  Senior Relationship Manager


                             FIRST AMERICAN NATIONAL BANK

                             By: /s/ William R. Stutts
                                 -----------------------------------
                                 Title:  Senior Vice President


                             FBS AG CREDIT, INC.

                             By: /s/ Alan V. Schuler
                                 -----------------------------------
                                 Title: Vice President


                             ERSTE BANK AG DER SPARKASSEN

                             By: /s/ Anca Trifan
                                 -----------------------------------
                                 Title: Vice President

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                              By: /s/ John Runnion
                                 -----------------------------------
                                  Title:  First Vice President


                              MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                              By: /s/ Anthony R. Clemente
                                  -----------------------------------
                                  Title:  Authorized Signatory


                              PILGRIM PRIME RATE TRUST

                              By: /s/ Michael J. Bacevich
                                  -----------------------------------
                                  Title: Vice President


                              VAN KAMPEN AMERICAN CAPITAL
                              PRIME RATE INCOME TRUST

                              By: /s/ Jeffrey W. Maillet
                                  -----------------------------------
                                  Title: Senior Vice President & Director


                              INDOSUEZ CAPITAL FUNDING II, LIMITED

                              By: Indosuez Capital as Portfolio Advisor

                              By: /s/ Francoise Berthelot
                                  -----------------------------------
                                  Title: Vice President

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                                                         EXHIBIT A

                         Termination of Parent Guaranty

      Reference is made to the Parent Guaranty dated as of November 3, 1995 (the "Parent Guaranty") of Trans-Resources, Inc., a Delaware corporation, in favor of The Chase Manhattan Bank, as administrative agent (the "Administrative Agent") under the Credit Agreement dated as of November 3, 1995 and amended and restated as of July 31, 1997 (the "Credit Agreement") among Cedar Chemical Corporation, a Delaware corporation, certain lenders party thereto and the Administrative Agent. Terms defined in the Parent Guaranty and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

      The Administrative Agent and the Parent Guarantor hereby agree that all obligations of the Parent Guarantor under the Parent Guaranty are hereby discharged entirely as of the date set forth below, and the Parent Guaranty is, as of such date, hereby terminated and no longer in force or effect.

      Agreed, as of this 26th of February, 1998:

                                   THE CHASE MANHATTAN BANK

                                   By: /s/ Robert T. Sacks
                                      ------------------------------
                                      Title: Managing Director

Acknowledged and agreed:

TRANS-RESOURCES, INC.

By: /s/ Lester Youner
    ------------------------
    Title: Vice President